UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2007

VOICE MOBILITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-27387

(Commission File Number)

33-0777819

(IRS Employer Identification No.)

100 – 4190 Lougheed Hwy., Burnaby, British Columbia, Canada V5C 6A8

(Address of principal executive offices and Zip Code)

(604) 482-0000

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2007, Donald Calder resigned as our chairman and a director of our company. Also on that date, Sherman Henderson and William H. Laird were appointed as directors of our company.

Sherman Henderson has over 35 years of experience in the telecommunications industry. Currently, he is president and CEO of Lightyear Network Solutions, LLC, formerly known as UniDial Communications. UniDial generated $220 million in revenue in its first seven years. For three terms, Mr. Henderson was chairman of the Telecommunications Reseller Association. In 2000, he was named as one of the most influential people in the telecommunications industry. In 2004, he was elected chairman of COMPTEL, which is the leading telecommunications trade association comprised of over 350 companies.

William H. Laird is a venture capitalist who has been a significant supporter of our company. He served for the past fifteen years as director to several start-up companies. Mr. Laird is president of W.H. Laird Holdings Ltd., and director and secretary of Tech-Crete Processors Ltd., Piccadilly Place Mall Inc., and Exel Construction Ltd. These companies encompass manufacturing, construction, and property development and leasing.

Item 9.01. Financial Statements and Exhibits.

99.1	News Release issued by the Registrant on June 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

/s/ Randy Buchamer

By: Randy Buchamer

Chief Executive Officer

Date: June 13, 2007

CW1258751.1